UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RITE AID CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	23-1614034
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

30 Hunter Lane
Camp Hill, Pennsylvania	17011
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

Reference is hereby made to the Registration Statement on Form 8-A filed by Rite Aid Corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on January 3, 2018 (the “Original Registration Statement”), relating to the Tax Benefits Preservation Plan (as amended, the “Plan”), dated January 3, 2018, by and between the Company and Broadridge Corporate Issuer Solutions, as rights agent (the “Rights Agent”). The Original Registration Statement is hereby incorporated by reference.

Pursuant to the terms of the Plan, as amended by the First Amendment to the Plan, dated as of March 27, 2018, the “Expiration Date” of the Plan occurred at 5:00 P.M., New York City time, on March 27, 2018.  At such time on March 27, 2018, the Series J Junior Participating Preferred Stock purchase rights expired and were no longer outstanding and the Plan has terminated and is of no further force and effect.

Item 2. Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K filed with the Commission on April 23, 2014)
3.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q filed with the Commission on January 6, 2016).
3.3

Certificate of Designations, Preferences and Rights of Series J Junior Participating Preferred Stock of Rite Aid Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on January 3, 2018).

3.4	Certificate of Elimination of Series J Junior Participating Preferred Stock of Rite Aid Corporation.
4.1

Tax Benefits Preservation Plan, dated as of January 3, 2018, between Rite Aid Corporation and Broadridge Corporate Issuer Solutions (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the Commission on January 3, 2018).

4.2	First Amendment to Tax Benefits Preservation Plan, dated as of March 27, 2018, by and between Rite Aid Corporation and Broadridge Corporate Issuer Solutions.
4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the Commission on January 3, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 28, 2018	RITE AID CORPORATION

	By:	/s/ James J. Comitale
Name: James J. Comitale
Title: Senior Vice President, General Counsel and Secretary